Exhibit 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	October 23, 2007
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS THIRD QUARTER 2007 EARNINGS

New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) earned $48.8 million in the quarter ended September 30, 2007, compared with net income of $35.2 million for the third quarter of 2006.  Earnings were $.71 per diluted share in 2007’s third quarter, compared to $.53 for the year-earlier period.  For the nine months ended September 30, 2007, Whitney earned $120.8 million, or $1.78 per diluted share, compared with net income of $110.8 million for the comparable period in 2006, or $1.69 per diluted share.
During the third quarter of 2007, Whitney reached a settlement on insurance claims arising from the hurricanes that struck portions of its market area in the late summer of 2005.  With this settlement, the Company recognized a gain of $31.3 million ($19.9 million after-tax, or $.29 per diluted share for the quarter.)  This gain mainly relates to costs to replace or restore banking premises and equipment that have been or will be capitalized and that exceed the carrying value of the damaged property.
Whitney saw an increase in nonperforming loans and in loans criticized through its credit risk-rating process and, based on its established methodology for determining allowances for credit losses, made a $9.0 million provision for credit losses for the third quarter of 2007.   Net charge-offs were .13% of average loans for the third quarter of 2007 and .08% year-to-date in 2007, each on an annualized basis, and the year-to-date provision for credit losses was $7.0 million.
The Company’s financial information for 2007 includes the results from the operations acquired with Signature Financial Holdings, Inc. (“Signature”), the parent of Signature Bank, headquartered in St. Petersburg, Florida, on March 2, 2007.

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HIGHLIGHTS OF THIRD QUARTER FINANCIAL RESULTS
Loans and Earning Assets
Total loans at the end of the third quarter of 2007 were up 9%, or $600 million, from the end of the third quarter of 2006, with approximately 3%, or $204 million, associated with the operations acquired with Signature.  The main support for the organic loan growth over this period has come from the economic and market conditions in Texas, Alabama and Whitney’s Louisiana markets outside the metropolitan New Orleans area.  Lending to traditional commercial and industrial relationships provided over half of this organic growth.  Market conditions have restrained the pace of new real estate project financing in Florida and contributed to a decrease of approximately $130 million in loans serviced from Florida operations apart from those acquired with Signature.
Loans, including loans held for sale, comprised 76% of average earning assets in the third quarter of 2007 compared to 74% in the year-earlier period.  There was a comparable decrease in the percentage of short-term investments in the earning-asset mix compared to the third quarter of 2006 when the Company’s liquidity was still impacted by the deposit build-up following the 2005 hurricanes.
Deposits and Funding
Total deposits at September 30, 2007 were up 2%, or $188 million, compared to a year earlier, mainly reflecting the deposits added with the Signature acquisition.  Average deposits in the third quarter of 2007 were up 1%, or $81 million, compared to the third quarter of 2006 and basically stable compared to 2007’s second quarter.  Average noninterest-bearing deposits funded approximately 28% of average earning assets for the third quarter of 2007, and the percentage of funding from all noninterest-bearing sources was 32% for the period.  These percentages, while down from 32% and 35%, respectively, in the third quarter of 2006, are comparable to pre-storm levels.  Higher-cost interest-bearing funds, which include time deposits and borrowings, funded 35% of average earning assets in 2007’s third quarter, compared to 29% in the year-earlier period, and up somewhat from pre-storm levels.  This reflects a number of factors including the relative attractiveness of rates on these deposit products in response to market rates and increased use of the Company’s treasury-management deposit products by commercial customers with excess liquidity.   In addition, $150 million in long-term subordinated debt was issued in late March 2007 to augment regulatory capital and enhance Whitney’s capacity for future growth.

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Net Interest Income
Whitney’s net interest income (TE) for the third quarter of 2007 decreased $3.1 million, or 3%, from the third quarter of 2006.  Average earning assets increased 5% between these periods, and there was some favorable shift in the mix of assets.  The net interest margin (TE) was 4.82% for the third quarter of 2007, down 35 basis points from the year-earlier period.  The overall yield on earning assets increased 11 basis points from the third quarter of 2006, mainly reflecting the shift in asset mix. The cost of funds increased 46 basis points between the third quarters of 2006 and 2007, mainly in response to the shift in the funding mix toward higher-cost sources.
Net interest income (TE) for the third quarter of 2007 was stable compared to the second quarter of 2007, although an increase of approximately $1.0 million would be indicated based solely on the additional day in the current period.  Average earning assets increased 1% between these periods, while the net interest margin declined by 9 basis points, largely as a result of a shift in the funding mix.  The easing of market interest rates toward the end of the third quarter of 2007 had only a limited impact on the results for this period.
Provision for Credit Losses and Credit Quality
Whitney provided $9.0 million for credit losses in the third quarter of 2007, compared to no provision in the third quarter of 2006.  Loan charge-offs, net of recoveries, totaled $2.4 million in 2007’s third quarter, or .13% of average loans on an annualized basis.  The allowance for loan losses increased to 1.10% of total loans at September 30, 2007.  Nonperforming loans increased $32 million from June 30, 2007 through the end of the third quarter of 2007, and the total of loans criticized through the Company’s credit risk-rating process increased $39 million over this same period.  Approximately $19 million of the increase in nonperforming loans was from two commercial credits in unrelated industries with limited representation in Whitney’s portfolio.  Another $9 million came from a number of smaller loans for residential development, investment and other residential purposes.  Substantially all of these loans had been included in the Company’s criticized loan total in earlier periods, including those identified through a targeted review of residential credits in the Florida panhandle in light of difficult market conditions in this area.  The Florida panhandle also produced approximately $11 million of the overall increase in criticized loans during the third quarter of 2007, and residential development credits from other parts of Whitney’s market area added approximately $20 million, including a $13 million development loan with project-specific issues not directly related to overall market conditions.  Whitney has no meaningful exposure to “sub-prime” home mortgage loans.

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Noninterest Income
Excluding the insurance settlement gain noted earlier, noninterest income increased 8%, or $1.8 million, from the third quarter of 2006, with improvement noted in all recurring revenue sources.  Deposit service charge income in the third quarter of 2007 was up 7%, or $.5 million, assisted by improved pricing.  Bank card fees, both credit and debit cards, increased a combined 13%, or $.5 million, compared to the third quarter of 2006.  Customer development efforts and generally favorable market conditions helped increase trust service fees by 13%, or $.4 million, for the third quarter of 2007.  Fees from investment services and insurance brokerage operations in the third quarter of 2007 also compared favorably to the year-earlier period.
Noninterest income for the third quarter of 2007, again exclusive of the insurance settlement gain, was $.9 million lower than in the second quarter of 2007.   Most recurring revenue sources again showed improved results between these periods, led by a 4%, or $.3 million, increase in deposit service fees and a 5%, or $.2 million, increase in bank card fees.  Whitney recognized net gains on sales of and other revenue from foreclosed assets totaling $.4 million in the third quarter of 2007, which was down $.8 million from the total recognized in the current year’s second quarter.  In addition, the Company had recognized a $.5 million gain in the second quarter of 2007 on the settlement of a pension liability from an acquired entity.
Noninterest Expense
Noninterest expense in the third quarter of 2007 decreased 1%, or $1.0 million, from 2006’s third quarter.  Incremental operating costs associated with Signature totaled approximately $1.7 million in the third quarter of 2007, and the amortization of intangibles acquired in this transaction added another $.5 million to expense for the current year’s third quarter.
Whitney’s personnel expense increased 4%, or $2.1 million, in total, including $.9 million for Signature’s operations.  Employee compensation was up 6%, or $2.5 million, compared to the third quarter of 2006, while the cost of employee benefits decreased by 5%, or $.4 million. Excluding the impact of acquisitions, the average full-time equivalent staff level declined slightly between these periods, as staff additions to fill openings caused by storm-related attrition were offset by reductions identified as part of the recent cost control programs.  Current period compensation was negatively impacted by salary scale adjustments needed to address post-storm changes in the cost of living in impacted areas and increased competition for limited labor resources.  Compensation associated with management incentive programs decreased $.4 million in the third quarter of 2007, mainly related to the cost of share-based incentives.  Early in 2007, the

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Company amended its postretirement health and life insurance benefit plans to eliminate the benefit for most employees and freeze benefit levels for remaining participants.  The impact of this amendment reduced employee benefits expense in the third quarter of 2007 by $.6 million compared to the year-earlier period.
The total of all other noninterest expense unrelated to personnel decreased a net $3.1 million, or 7%, compared to the third quarter of 2006, which had included a variety of nonrecurring or periodic expenses associated with the Company’s efforts to reduce its exposure to natural disasters and make its operations more resilient in the event of a disaster.  These included $1.1 million for professional services and $1.5 million for contingency housing contracts.  In addition, Whitney expensed costs and casualty and operating losses directly related to the 2005 storms totaling $.9 million in the third quarter of 2006 and made a $.5 million contribution to a disaster-relief fund for the Company’s employees.
Noninterest expense for the third quarter of 2007 was also down slightly from 2007’s second quarter.    The recent cost control programs that are part of an ongoing strategic review process are reflected in these results and are expected to benefit expense levels in the fourth quarter of 2007.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments on expected expense levels in the fourth quarter of 2007.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands, except per share data)	2007	2006	2007	2006
INCOME DATA
Net interest income	$116,718	$119,771	$348,455	$354,257
Net interest income (tax-equivalent)	118,245	121,344	353,086	358,892
Provision for credit losses	9,000	-	7,000	2,720
Noninterest income	54,455	21,348	102,601	63,767
Net securities losses in noninterest income	(1)	-	(1)	-
Noninterest expense	88,229	89,230	263,334	251,303
Net income	48,766	35,191	120,810	110,753

QUARTER-END BALANCE SHEET DATA
Loans	$7,452,905	$6,852,640	$7,452,905	$6,852,640
Investment securities	1,875,096	1,980,664	1,875,096	1,980,664
Earning assets	9,738,123	9,203,856	9,738,123	9,203,856
Total assets	10,604,834	10,098,175	10,604,834	10,098,175
Noninterest-bearing deposits	2,639,020	2,864,705	2,639,020	2,864,705
Total deposits	8,387,235	8,199,700	8,387,235	8,199,700
Shareholders' equity	1,253,809	1,113,111	1,253,809	1,113,111

AVERAGE BALANCE SHEET DATA
Loans	$7,362,491	$6,837,875	$7,278,450	$6,714,722
Investment securities	1,916,927	1,893,125	1,865,161	1,794,635
Earning assets	9,746,184	9,320,563	9,562,005	9,412,166
Total assets	10,633,674	10,218,601	10,443,686	10,311,510
Noninterest-bearing deposits	2,686,189	2,963,077	2,718,156	3,098,060
Total deposits	8,480,098	8,399,368	8,394,819	8,577,067
Shareholders' equity	1,224,940	1,095,628	1,193,984	1,044,540

PER SHARE DATA
Earnings per share
Basic	$.72	$.54	$1.80	$1.72
Diluted	.71	.53	1.78	1.69
Cash dividends per share	$.29	$.27	$.87	$.81
Book value per share, end of period	$18.53	$16.90	$18.53	$16.90
Trading data
High sales price	$30.32	$37.00	$33.26	$37.26
Low sales price	23.02	34.42	23.02	27.27
End-of-period closing price	26.38	35.77	26.38	35.77
Trading volume	28,674,777	10,339,045	57,966,204	38,469,336

RATIOS
Return on average assets	1.82%	1.37%	1.55%	1.44%
Return on average shareholders' equity	15.79	12.74	13.53	14.18
Net interest margin	4.82	5.17	4.93	5.10
Dividend payout ratio	40.70	50.79	49.02	47.64
Average loans as a percentage of average deposits	86.82	81.41	86.70	78.29
Efficiency ratio	51.09	62.53	57.79	59.46
Allowance for loan losses as a percentage of
loans, end of period	1.10	1.09	1.10	1.09
Annualized net charge-offs (recoveries) as a
percentage of average loans	.13	.27	.08	.39
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	1.22	.80	1.22	.80
Average shareholders' equity as a percentage
of average total assets	11.52	10.72	11.43	10.13
Leverage ratio, end of period	9.19	8.35	9.19	8.35

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
QUARTERLY TRENDS
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2007	2007	2007	2006	2006
INCOME DATA
Net interest income	$116,718	$116,896	$114,841	$116,954	$119,771
Net interest income (tax-equivalent)	118,245	118,444	116,397	118,531	121,344
Provision for credit losses	9,000	-	(2,000)	1,000	-
Noninterest income	54,455	24,097	24,049	21,024	21,348
Net securities losses in noninterest income	(1)	-	-	-	-
Noninterest expense	88,229	88,661	86,444	87,170	89,230
Net income	48,766	35,052	36,992	33,892	35,191

QUARTER-END BALANCE SHEET DATA
Loans	$7,452,905	$7,368,404	$7,253,581	$7,050,416	$6,852,640
Investment securities	1,875,096	1,910,271	1,849,425	1,886,093	1,980,664
Earning assets	9,738,123	9,697,723	9,674,585	9,277,554	9,203,856
Total assets	10,604,834	10,608,267	10,589,660	10,185,880	10,098,175
Noninterest-bearing deposits	2,639,020	2,736,966	2,757,885	2,947,997	2,864,705
Total deposits	8,387,235	8,512,778	8,524,235	8,433,308	8,199,700
Shareholders' equity	1,253,809	1,208,940	1,198,137	1,112,962	1,113,111

AVERAGE BALANCE SHEET DATA
Loans	$7,362,491	$7,352,171	$7,118,002	$6,960,981	$6,837,875
Investment securities	1,916,927	1,848,965	1,828,618	1,913,703	1,893,125
Earning assets	9,746,184	9,665,684	9,268,902	9,162,597	9,320,563
Total assets	10,633,674	10,558,237	10,133,651	10,039,062	10,218,601
Noninterest-bearing deposits	2,686,189	2,743,566	2,725,139	2,843,820	2,963,077
Total deposits	8,480,098	8,479,666	8,221,857	8,179,884	8,399,368
Shareholders' equity	1,224,940	1,211,032	1,145,101	1,126,915	1,095,628

PER SHARE DATA
Earnings per share
Basic	$.72	$.52	$.56	$.52	$.54
Diluted	.71	.51	.55	.51	.53
Cash dividends per share	$.29	$.29	$.29	$.27	$.27
Book value per share, end of period	$18.53	$17.88	$17.76	$16.88	$16.90
Trading data
High sales price	$30.32	$31.92	$33.26	$35.88	$37.00
Low sales price	23.02	29.69	29.07	31.23	34.42
End-of-period closing price	26.38	30.10	30.58	32.62	35.77
Trading volume	28,674,777	13,035,329	16,256,098	10,932,005	10,339,045

RATIOS
Return on average assets	1.82%	1.33%	1.48%	1.34%	1.37%
Return on average shareholders' equity	15.79	11.61	13.10	11.93	12.74
Net interest margin	4.82	4.91	5.08	5.14	5.17
Dividend payout ratio	40.70	56.23	53.16	52.79	50.79
Average loans as a percentage of average deposits	86.82	86.70	86.57	85.10	81.41
Efficiency ratio	51.09	62.20	61.55	62.46	62.53
Allowance for loan losses as a percentage of
loans, end of period	1.10	1.02	1.06	1.08	1.09
Annualized net charge-offs (recoveries) as a
percentage of average loans	.13	.13	(.01)	(.02)	.27
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	1.22	.81	.76	.81	.80
Average shareholders' equity as a percentage
of average total assets	11.52	11.47	11.30	11.23	10.72
Leverage ratio, end of period	9.19	8.90	9.02	8.76	8.35

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands)	2007	2006	2007	2006
ASSETS
EARNING ASSETS
Loans	$7,362,491	$6,837,875	$7,278,450	$6,714,722
Investment securities
Securities available for sale	1,645,979	1,649,793	1,593,250	1,562,753
Securities held to maturity	270,948	243,332	271,911	231,882
Total investment securities	1,916,927	1,893,125	1,865,161	1,794,635
Federal funds sold and short-term investments	445,225	567,766	397,579	875,093
Loans held for sale	21,541	21,797	20,815	27,716
Total earning assets	9,746,184	9,320,563	9,562,005	9,412,166
NONEARNING ASSETS
Goodwill and other intangible assets	351,965	319,924	345,850	285,488
Accrued interest receivable	49,505	47,747	48,458	47,990
Other assets	562,606	611,547	565,238	653,950
Allowance for loan losses	(76,586)	(81,180)	(77,865)	(88,084)
Total assets	$10,633,674	$10,218,601	$10,443,686	$10,311,510

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,000,496	$1,035,996	$1,035,871	$1,076,615
Money market investment deposits	1,238,855	1,190,108	1,219,333	1,163,515
Savings deposits	910,828	1,107,258	929,899	1,165,577
Other time deposits	863,651	759,924	821,240	749,178
Time deposits $100,000 and over	1,780,079	1,343,005	1,670,320	1,324,122
Total interest-bearing deposits	5,793,909	5,436,291	5,676,663	5,479,007
Short-term borrowings	631,189	581,205	606,161	549,079
Long-term debt	168,754	17,625	125,713	18,196
Total interest-bearing liabilities	6,593,852	6,035,121	6,408,537	6,046,282
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,686,189	2,963,077	2,718,156	3,098,060
Accrued interest payable	28,923	17,513	23,922	15,549
Other liabilities	99,770	107,262	99,087	107,079
Total liabilities	9,408,734	9,122,973	9,249,702	9,266,970
SHAREHOLDERS' EQUITY	1,224,940	1,095,628	1,193,984	1,044,540
Total liabilities and shareholders' equity	$10,633,674	$10,218,601	$10,443,686	$10,311,510

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,152,332	$3,285,442	$3,153,468	$3,365,884

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30	December 31	September 30
(dollars in thousands)	2007	2006	2006
ASSETS
Cash and due from financial institutions	$243,327	$318,165	$288,834
Federal funds sold and short-term investments	391,437	314,079	346,322
Loans held for sale	18,685	26,966	24,230
Investment securities
Securities available for sale	1,601,895	1,612,513	1,733,215
Securities held to maturity	273,201	273,580	247,449
Total investment securities	1,875,096	1,886,093	1,980,664
Loans	7,452,905	7,050,416	6,852,640
Allowance for loan losses	(82,135)	(75,927)	(74,633)
Net loans	7,370,770	6,974,489	6,778,007
Bank premises and equipment	186,256	175,109	173,905
Goodwill	331,295	291,876	292,526
Other intangible assets	19,247	23,327	26,072
Accrued interest receivable	50,334	48,130	47,198
Other assets	118,387	127,646	140,417
Total assets	$10,604,834	$10,185,880	$10,098,175

LIABILITIES
Noninterest-bearing demand deposits	$2,639,020	$2,947,997	$2,864,705
Interest-bearing deposits	5,748,215	5,485,311	5,334,995
Total deposits	8,387,235	8,433,308	8,199,700
Short-term borrowings	654,636	499,533	608,848
Long-term debt	168,683	17,394	17,550
Accrued interest payable	28,924	17,940	16,096
Other liabilities	111,547	104,743	142,870
Total liabilities	9,351,025	9,072,918	8,985,064
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	403,666	343,697	340,786
Retained earnings	874,954	812,644	796,645
Accumulated other comprehensive income	(27,541)	(41,015)	(20,889)
Treasury stock at cost	(70)	(5,164)	(6,231)
Total shareholders' equity	1,253,809	1,112,962	1,113,111
Total liabilities and shareholders' equity	$10,604,834	$10,185,880	$10,098,175

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands, except per share data)	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$141,448	$131,230	$415,877	$369,390
Interest and dividends on investments	22,233	20,855	63,864	57,781
Interest on federal funds sold and
short-term investments	5,764	7,365	15,557	30,470
Total interest income	169,445	159,450	495,298	457,641
INTEREST EXPENSE
Interest on deposits	43,798	33,196	122,641	87,047
Interest on short-term borrowings	6,363	6,192	18,501	15,466
Interest on long-term debt	2,566	291	5,701	871
Total interest expense	52,727	39,679	146,843	103,384
NET INTEREST INCOME	116,718	119,771	348,455	354,257
PROVISION FOR CREDIT LOSSES	9,000	-	7,000	2,720
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	107,718	119,771	341,455	351,537
NONINTEREST INCOME
Service charges on deposit accounts	7,882	7,337	22,550	20,819
Bank card fees	4,344	3,855	12,178	11,213
Trust service fees	3,244	2,864	9,615	8,159
Secondary mortgage market operations	1,295	1,240	3,707	4,192
Other noninterest income	37,691	6,052	54,552	19,384
Securities transactions	(1)	-	(1)	-
Total noninterest income	54,455	21,348	102,601	63,767
NONINTEREST EXPENSE
Employee compensation	40,582	38,106	119,911	109,089
Employee benefits	8,414	8,832	25,453	26,561
Total personnel	48,996	46,938	145,364	135,650
Net occupancy	8,666	8,162	25,546	21,075
Equipment and data processing	5,710	5,778	17,200	14,976
Telecommunication and postage	3,033	2,580	9,527	7,826
Corporate value and franchise taxes	2,417	2,237	7,176	6,633
Legal and other professional services	2,712	3,601	7,678	7,865
Amortization of intangibles	2,853	2,794	8,735	7,680
Other noninterest expense	13,842	17,140	42,108	49,598
Total noninterest expense	88,229	89,230	263,334	251,303
INCOME BEFORE INCOME TAXES	73,944	51,889	180,722	164,001
INCOME TAX EXPENSE	25,178	16,698	59,912	53,248
NET INCOME	$48,766	$35,191	$120,810	$110,753
EARNINGS PER SHARE
Basic	$.72	$.54	$1.80	$1.72
Diluted	.71	.53	1.78	1.69
WEIGHTED-AVERAGE
SHARES OUTSTANDING
Basic	67,526,329	65,444,539	66,957,065	64,399,751
Diluted	68,237,485	66,591,530	67,896,650	65,589,410
CASH DIVIDENDS PER SHARE	$.29	$.27	$.87	$.81

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
		Third	Second	Third	Nine Months Ended
		Quarter	Quarter	Quarter	September 30
		2007	2007	2006	2007	2006
EARNING ASSETS

	Loans**	7.62%	7.64%	7.61%	7.63%	7.34%
	Investment securities	4.89	4.80	4.67	4.83	4.57
	Federal funds sold and short-term investments	5.14	5.29	5.15	5.23	4.66
	Total interest-earning assets	6.97%	6.99%	6.86%	6.99%	6.56%

	INTEREST-BEARING LIABILITIES

	Interest-bearing deposits
	NOW account deposits	1.20%	1.19%	.88%	1.18%	.71%
	Money market investment deposits	3.01	3.00	2.67	2.97	2.06
	Savings deposits	1.01	.96	1.03	.98	1.02
	Other time deposits	3.95	3.81	3.11	3.78	2.85
	Time deposits $100,000 and over	4.56	4.54	4.14	4.51	3.90
	Total interest-bearing deposits	3.00	2.91	2.42	2.89	2.12

	Short-term borrowings	4.00	4.10	4.23	4.08	3.77
	Long-term debt	6.08	6.07	6.60	6.05	6.38
	Total interest-bearing liabilities	3.17%	3.10%	2.61%	3.06%	2.29%

	NET INTEREST SPREAD (tax-equivalent)
	Yield on earning assets less cost of interest-
	bearing liabilities	3.80%	3.89%	4.25%	3.93%	4.27%

	NET INTEREST MARGIN (tax-equivalent)
	Net interest income (tax-equivalent) as a
	percentage of average earning assets	4.82%	4.91%	5.17%	4.93%	5.10%

COST OF FUNDS
	Interest expense as a percentage of average interest-
	bearing liabilities plus interest-free funds	2.15%	2.08%	1.69%	2.06%	1.46%
*	Based on a 35% tax rate.
**	Net of unearned income, before deducting the allowance for loan losses and including loans
	held for sale and loans accounted for on a nonaccrual basis.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands)	2007	2006	2007	2006
ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$75,099	$80,715	$75,927	$90,028
Allowance of acquired banks	-	-	2,791	2,908
Provision for credit losses	9,400	(1,500)	7,900	1,500
Loans charged off	(5,119)	(5,263)	(12,698)	(22,406)
Recoveries on loans previously charged off	2,755	681	8,215	2,603
Net loans charged off	(2,364)	(4,582)	(4,483)	(19,803)
Allowance at end of period	$82,135	$74,633	$82,135	$74,633

Annualized net charge-offs as a percentage
of average loans	.13%	.27%	.08%	.39%

Annualized gross charge-offs as a percentage of
average loans	.28%	.31%	.23%	.44%

Recoveries as a percentage of gross charge-offs	53.82%	12.94%	64.70%	11.62%

Allowance for loan losses as a percentage of
loans, at end of period	1.10%	1.09%	1.10%	1.09%

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,400	$300	$1,900	$580
Provision for credit losses	(400)	1,500	(900)	1,220
Reserve at end of period	$1,000	$1,800	$1,000	$1,800

	September 30	June 30	December 31	September 30
(dollars in thousands)	2007	2007	2006	2006
NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$88,580	$56,787	$55,992	$54,277
Restructured loans	-	-	-	-
Total nonperforming loans	88,580	56,787	55,992	54,277
Foreclosed assets and surplus property	2,628	2,662	800	301
Total nonperforming assets	$91,208	$59,449	$56,792	$54,578

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	1.22%	.81%	.81%	.80%

Allowance for loan losses as a percentage of
nonaccruing loans, at end of period	93%	132%	136%	138%

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	93%	132%	136%	138%

Loans 90 days past due still accruing	$2,967	$6,424	$7,574	$8,963

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.04%	.09%	.11%	.13%

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